NETGEAR, Inc. Unaudited Pro Forma Consolidated Financial Information

On December 31, 2018, NETGEAR, Inc. (“NETGEAR”) (NASDAQ: NTGR) completed the distribution of 62,500,000 shares of the outstanding common stock of Arlo Technologies, Inc. (“Arlo”) to NETGEAR’s shareholders (the “Distribution”). Prior to the Distribution, NETGEAR owned approximately 84.2% of Arlo common stock. Following the completion of the Distribution, NETGEAR no longer owns any shares of Arlo common stock. Beginning in the fourth quarter of 2018, Arlo’s historical financial results for periods prior to the Distribution will be reflected in NETGEAR’s consolidated financial statements as discontinued operations.

The following unaudited pro forma consolidated statements of operations of NETGEAR for the nine months ended September 30, 2018 and for each of the years ended December 31, 2017, 2016, and 2015 are presented as if the Distribution had occurred as of January 1, 2015 and exclude results from discontinued operations. The following unaudited pro forma consolidated balance sheet of NETGEAR as of September 30, 2018 is presented as if the Distribution occurred on September 30, 2018.

The following pro forma financial statements are based on information currently available including certain assumptions and estimates. They are intended for informational purposes only, and do not purport to represent what NETGEAR’s financial position and results of operations actually would have been had the Distribution occurred on the dates indicated, or to project NETGEAR’s financial position or results of operations for any future date or period.

The following unaudited pro forma consolidated financial statements have been derived from NETGEAR’s historical consolidated financial statements as of and for the three years ended December 31, 2017, 2016 and 2015 and the interim unaudited period ended September 30, 2018. The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in NETGEAR’s Annual Report on Form 10-K for the year ended December 31, 2017 and (ii) the unaudited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in NETGEAR’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2018.

The information in the “Historical” columns in the unaudited pro forma consolidated statements of operations and the unaudited pro forma consolidated balance sheet were derived from NETGEAR’s historical consolidated financial statements for the periods and as of the date presented and does not reflect any adjustments related to the Distribution and related events.

The information in the “Arlo Separation” column in the unaudited pro forma consolidated balance sheet was derived from NETGEAR’s unaudited consolidated financial statements, in conjunction with Arlo’s unaudited condensed consolidated balance sheet included in Arlo's Quarterly Report on Form 10-Q dated November 2, 2018 filed with the Securities Exchange Commission (“SEC”) and the related accounting records as of September 30, 2018, reflecting assets and liabilities that are attributable to Arlo. The information in the “Other Pro Forma Adjustments” columns in the unaudited pro forma consolidated balance sheet reflects additional pro forma adjustments which are further described in the accompanying notes. The information in the “Arlo Separation” columns in the unaudited pro forma consolidated statements of operations was derived from NETGEAR’s audited consolidated financial statements and the related accounting records for the years ended December 31, 2017, 2016, and 2015, and the unaudited consolidated financial statements and related accounting records for the nine months ended September 30, 2018, and reflects the financial results of the Arlo business. The financial results of the Arlo business for the years ended December 31, 2017 and 2016 and for the nine months ended September 30, 2018 were obtained by utilizing Arlo’s prospectus filed with the SEC on August 6, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and Arlo’s Quarterly Report on Form 10-Q dated November 2, 2018 filed with the SEC, adjusted to include certain costs directly attributable to Arlo and to exclude corporate overhead costs that were previously allocated to Arlo for each period, as well as other adjustments to remove the impact of certain service agreements.

NETGEAR, INC.
Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2018
(In thousands)

	Historical	Arlo Separation	Other Pro Forma Adjustment	Notes	Pro Forma NETGEAR
ASSETS
Current assets:
Cash and cash equivalents	$393,640	$(148,073)	$—		$245,567
Short-term investments	136,173	(39,773)	—		96,400
Accounts receivable, net	358,982	(117,119)	—		241,863
Inventories	330,516	(132,479)	—		198,037
Prepaid expenses and other current assets	39,011	(9,529)	(175)	(a)	29,307
Total current assets	1,258,322	(446,973)	(175)		811,174
Property and equipment, net	56,647	(39,610)	—		17,037
Intangibles, net	22,341	(3,204)	—		19,137
Goodwill	101,965	(15,638)	(5,511)	(b)	80,816
Other non-current assets	94,047	(10,198)	(15,277)	(c)	68,572
Total assets	$1,533,322	$(515,623)	$(20,963)		$996,736
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$168,155	$(49,947)	$—		$118,208
Accrued employee compensation	31,168	(7,969)	(200)	(d)	22,999
Other accrued liabilities	282,410	(96,550)	(7,334)	(e)	178,526
Deferred revenue	35,485	(26,514)	—		8,971
Income taxes payable	6,853	(199)	199	(c)	6,853
Total current liabilities	524,071	(181,179)	(7,335)		335,557
Non-current income taxes payable	21,273	(22)	22	(c)	21,273
Other non-current liabilities	53,499	(41,097)	—		12,402
Total liabilities	598,843	(222,298)	(7,313)		369,232
Commitments and contingencies
Stockholders’ equity:
Common stock	32	—	—		32
Additional paid-in capital	785,694	—	—		785,694
Accumulated other comprehensive loss	(36)	(14)	—		(50)
Retained earnings	124,488	(293,311)	10,651	(f) (g)	(158,172)
Total NETGEAR stockholders’ equity	910,178	(293,325)	10,651		627,504
Non-controlling interest	24,301	$—	$(24,301)	(f)	$—
Total stockholders' equity	934,479	$(293,325)	$(13,650)		$627,504
Total liabilities and stockholders’ equity	$1,533,322	$(515,623)	$(20,963)		$996,736
See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.

NETGEAR, INC.
Unaudited Pro Forma Consolidated Statements Of Operations
Nine Months Ended September 30, 2018
(In thousands, except per share data)

	Historical	Arlo Separation		Pro Forma NETGEAR

Net revenue	$1,112,379	$(342,491)		$769,888
Cost of revenue	774,510	(255,666)		518,844
Gross profit	337,869	(86,825)		251,044

Operating expenses:
Research and development	95,571	(32,298)		63,273
Sales and marketing	139,646	(25,328)		114,318
General and administrative	60,354	(9,951)		50,403
Separation expense	25,822	(25,443)		379
Restructuring and other charges	1,368	—		1,368
Litigation reserves, net	5	—		5
Total operating expenses	322,766	(93,020)		229,746
Income from operations	15,103	6,195		21,298
Interest income (expense), net	3,310	(504)		2,806
Other income (expense), net	638	(213)		425
Income before income taxes	19,051	5,478		24,529
Provision for income taxes	9,541	(2,873)		6,668
Net income	9,510	8,351		17,861
Net loss attributable to non-controlling interest	(799)	799	(f)	—
Net income attributable to NETGEAR, Inc.	$10,309	$7,552		$17,861

Net income per share:
Basic	$0.33			$0.56
Diluted	$0.31			$0.54

Weighted average shares used to compute net income per share:
Basic	31,634			31,634
Diluted	32,826			32,826
See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.

NETGEAR, INC.
Unaudited Pro Forma Consolidated Statements Of Operations
Year Ended December 31, 2017
(In thousands, except per share data)

	Historical	Arlo Separation	Pro Forma NETGEAR

Net revenue	$1,406,920	$(367,751)	$1,039,169
Cost of revenue	1,010,878	(279,425)	731,453
Gross profit	396,042	(88,326)	307,716

Operating expenses:
Research and development	94,603	(22,710)	71,893
Sales and marketing	158,168	(19,489)	138,679
General and administrative	55,037	(691)	54,346
Separation expense	1,384	(1,384)	—
Restructuring and other charges	97	—	97
Litigation reserves, net	176	(28)	148
Total operating expenses	309,465	(44,302)	265,163
Income from operations	86,577	(44,024)	42,553

Interest income	2,113	—	2,113
Other income (expense), net	2,024	(466)	1,558
Income before income taxes	90,714	(44,490)	46,224
Provision for income taxes	71,278	(13,921)	57,357
Net income (loss)	$19,436	$(30,569)	$(11,133)

Net income per share:
Basic	$0.61		$(0.35)
Diluted	$0.59		$(0.35)

Weighted average shares used to compute net income per share:
Basic	32,097		32,097
Diluted	33,044		32,097	(h)
See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.

NETGEAR, INC.
Unaudited Pro Forma Consolidated Statements Of Operations
Year Ended December 31, 2016
(In thousands, except per share data)

	Historical	Arlo Separation	Pro Forma NETGEAR

Net revenue	$1,328,298	$(184,853)	$1,143,445
Cost of revenue	916,113	(146,570)	769,543
Gross profit	412,185	(38,283)	373,902
Operating expenses:
Research and development	89,367	(18,463)	70,904
Sales and marketing	150,355	(10,764)	139,591
General and administrative	54,482	(486)	53,996
Restructuring and other charges	3,881	(40)	3,841
Litigation reserves, net	73	—	73
Total operating expenses	298,158	(29,753)	268,405
Income from operations	114,027	(8,530)	105,497
Interest income	1,163	—	1,163
Other income (expense), net	(121)	(44)	(165)
Income before income taxes	115,069	(8,574)	106,495
Provision for income taxes	39,218	(3,035)	36,183
Net income	$75,851	$(5,539)	$70,312

Net income per share:
Basic	$2.32		$2.15
Diluted	$2.25		$2.08

Weighted average shares used to compute net income per share:
Basic	32,758		32,758
Diluted	33,728		33,728

NETGEAR, INC.
Unaudited Pro Forma Consolidated Statements Of Operations
Year Ended December 31, 2015
(In thousands, except per share data)

	Historical	Arlo Separation	Pro Forma NETGEAR

Net revenue	$1,300,695	$(88,882)	$1,211,813
Cost of revenue	933,016	(72,579)	860,437
Gross profit	367,679	(16,303)	351,376
Operating expenses:
Research and development	86,499	(9,143)	77,356
Sales and marketing	146,794	(4,781)	142,013
General and administrative	45,313	(76)	45,237
Restructuring and other charges	6,398	(39)	6,359
Litigation reserves, net	(2,682)	—	(2,682)
Total operating expenses	282,322	(14,039)	268,283
Income from operations	85,357	(2,264)	83,093
Interest income	295	—	295
Other income (expense), net	(88)	41	(47)
Income before income taxes	85,564	(2,223)	83,341
Provision for income taxes	36,980	(1,034)	35,946
Net income	$48,584	$(1,189)	$47,395

Net income per share:
Basic	$1.47		$1.43
Diluted	$1.44		$1.40

Weighted average shares used to compute net income per share:
Basic	33,161		33,161
Diluted	33,788		33,788

Other Pro Forma Adjustments:

(a) Reflects the elimination of prepaid separation expenses being incurred to effect the Distribution.

(b) Reflects the elimination of reported Arlo segment goodwill not contributed to Arlo Technologies, Inc.

(c) Reflects the elimination of deferred tax assets and liabilities in respect of Arlo.

(d) Reflects the elimination of compensation liabilities due to NETGEAR employees in the performance of Arlo activities and such amounts were recovered under transitional service arrangements.

(e) Reflects the elimination of liabilities payable by NETGEAR to effect the separation and Distribution of Arlo.

(f) Reflects the elimination of the non-controlling interests upon the Distribution.

(g) Reflects the net effect of the pro forma adjustments to assets and liabilities described above.

(h) For the period presented, certain common stock equivalents were previously dilutive relative to reported net income, but are excluded on a pro forma basis because the pro forma results reflect a net loss after removing the effect of Arlo’s financial results and therefore, the inclusion of such equivalents would have an anti-dilutive effect on pro forma loss per share.